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                                                                    Exhibit 4.16

                     SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") effective as of June 30, 1994 (the "Second Amendment Effective
Date") is made and entered into by and among SEAGULL ENERGY CANADA LTD. (the "Borrower"), a corporation duly organized and validly existing under the laws of the Province of Alberta, Canada, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this Second Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), CHEMICAL BANK OF CANADA, as arranger and as administrative agent for the Banks (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA, as paying agent and co-agent for the Banks (in such capacity, the "Paying Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE (in such capacity, the "Co-Agent"), as co-agent for the Banks.

RECITALS

         WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks are parties to a Credit Agreement dated as of December 30, 1993, as amended by the First Amendment to Credit Agreement dated as of May 24, 1994 (the "Credit Agreement"); and

         WHEREAS, the Borrower, the Administrative Agent, the Paying Agent, the Co-Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Credit Agreement. On and after the Second Amendment Effective Date, the Credit Agreement shall be amended as follows:

         (a) Section 10.15 of the Credit Agreement is hereby amended by changing the period (.) at the end of clause (iv) to a semi-colon (;) and by adding a new clause, such clause to read in its entirety as follows:

                 provided, however, nothing in this Section
                 10.15 shall restrict the existence of negative covenants otherwise prohibited by this Section in documentation evidencing or related to Indebtedness permitted by Subsection 10.1(w) and, to the extent that the applicable Subsidiary does not own any property included in the Borrowing Base, Subsections 10.1(o), (p) and (u).

         (b) Section 10.3(g) of the Credit Agreement is hereby amended in its entirety as follows:

                          (g) intercompany loans, advances or investments by the
                 Parent to or in any Subsidiary of the Parent (other than a Subsidiary that is obligated to pay Funded Indebtedness for borrowed money payable solely by recourse to properties not included

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         in the Borrowing Base) or, to the extent permitted under Section
         10.1(h) hereof, by any Subsidiary of the Parent to or in the Parent or to or in any other Subsidiary of the Parent, provided, however, that APC may not make any intercompany loans, advances or investments in any Subsidiary of the Parent pursuant to this clause (g);


         Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Second Amendment and any of the foregoing documents, the terms of this Second Amendment shall be controlling.

         Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agents harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Second Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

         Section 5. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE PROVINCE OF ALBERTA AND OF CANADA FROM TIME TO TIME IN EFFECT.

         Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this Second Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Entire Agreement. This Second Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Second Amendment.

         Section 8. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         Section 9. Amended Definitions. As used in the Credit agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent

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to the Second Amendment Effective Date the term "Agreement" shall mean the
Credit Agreement as amended by this Second Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized offices as of July , 1994, and effective as of the date first above written.

                                     SEAGULL ENERGY CORPORATION,
                                     a Texas corporation

                                     By:
                                         --------------------------------------
                                         Robert M. King,
                                         Vice President, Corporate
                                         Development and Treasurer



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                                   CHEMICAL BANK OF CANADA
                                   individually and as Arranger
                                   and as Administrative Agent

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   THE BANK OF NOVA SCOTIA, as Paying Agent, as
                                   Co-Agent and as a Bank

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   CANADIAN IMPERIAL BANK OF COMMERCE, as
                                   Co-Agent and as a Bank

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

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                                                   ABN AMRO BANK CANADA

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                   PARIBAS BANK OF CANADA

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                   MELLON BANK CANADA

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

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                                                   NBD BANK, CANADA

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                   SOCIETE GENERALE (CANADA)

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                   THE BANK OF TOKYO CANADA

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                                   CREDIT LYONNAIS CANADA

                                                   By:
                                                        -----------------------
                                                        Name:
                                                        Title:

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         The undersigned hereby joins in the execution of this Second Amendment to evidence its consent hereto and its acknowledgment that the Guarantee shall continue to apply to the Credit Agreement, as amended hereby.

                                       SEAGULL ENERGY CORPORATION

                                       By:
                                           ------------------------------------
                                           Robert M. King,
                                           Vice President, Corporate
                                           Development and Treasurer

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